Exhibit 10.16.4

               Exhibit  - Promissory Note with Compass Bank for $17MM

                                 PROMISSORY NOTE

$17,000,000
                                                                 April 25, 2001

                                                                Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the "Borrower"), hereby promises to pay to the order of COMPASS BANK (the "Lender"), at P.O. Box 10566, Birmingham, Alabama 35296, or at such other place as Lender may direct, in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, together with interest thereon calculated at the rate and in the manner set forth herein, the principal amount of SEVENTEEN MILLION AND N0/100 DOLLARS ($17,000,000), or so much thereof as may be advanced and outstanding hereunder. Payment of principal and interest shall be in accordance with the following provisions:

         1.       Interest.

                  (a) The applicable interest rate (the "Applicable Rate") under this Note shall be an adjustable rate per annum equal to 150 basis points (1.50%) in excess of the 30 day "LIBOR" rate (as defined herein) from time to time in effect. "LIBOR" refers to the London Interbank Offered Rate for the stated period as published on the date of determination of the interest rate (or in the event no such quotation is available on such date, as quoted on the day most immediately preceding the date of determination on which such a quotation was available). The Applicable Rate payable under this Section 1(a) will be set on the date hereof, and shall be subject to change on the same day of each month hereafter (the "Interest Adjustment Dates") while any amount of principal is unpaid. On each Interest Adjustment Date, the interest rate will be raised or lowered to reflect changes in the LIBOR rate. In the event that at any time during the term of this Note, the LIBOR ceases to be published and is no longer ascertainable, the term "LIBOR rate" shall mean a substitute and comparable rate selected by Lender in its sole discretion.

                  (b) Interest on all principal amounts outstanding from time to time hereunder shall be calculated on the basis of a 360-day year applied to the actual number of days upon which principal is outstanding, by multiplying the product of the principal amount outstanding and the respective Applicable Rate set forth herein by the actual number of days elapsed, and dividing by 360. In no event shall the rate of interest calculated hereunder exceed the maximum rate allowed by law. Any principal amounts outstanding hereunder after maturity or earlier acceleration of this Note shall bear interest at a floating rate equal to two percentage points (2%) in excess of Compass Bank Prime until paid. Each change in the interest rate resulting from a change in "Compass Bank Prime" shall become effective on the day on which such change in "Compass Bank Prime" occurs. "Compass Bank Prime", as used herein, is a reference rate established by the Lender for use in computing and adjusting interest, is subject to increase, decrease, or change at the Lender's discretion, and is only one of the reference rates or indices that Lender uses.
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         Borrower acknowledges that the Lender may lend to others at rates of interest at, or greater or less than, "Compass Bank Prime" or the rate provided herein.


         2.       Payment.

         (a) From April 25, 2001 through March 31, 2004. Borrower promises to pay interest monthly on or before the fifth (5th) day of each month, on the principal amount owing hereunder from time to time, computed daily in the manner and at the Applicable Rate set forth in Section 1 above; the first such interest payment shall be due and payable on May 5, 2001 with the final payment due on April 5, 2004.

         (b)      From April 1, 2004 through the Maturity Date
                  (hereinafter defined). Borrower shall make principal and interest payments in monthly installments on the fifth (5th) day of each month, commencing on the fifth (5th) day of May, 2004, based on the Applicable Rate, the principal amount owing hereunder from time to time, and a thirty (30) year amortization schedule.

         (c) All unpaid principal, interest and other charges shall be due and payable in full on April 25, 2008 (the "Maturity Date").

         3. Prepayment. This Note may be prepaid in whole or in part without penalty, provided that any partial prepayment shall be in integral multiples of $10,000, and shall be accompanied by an amount equal to all accrued interest and other charges on the amount so prepaid.

         4. Loan Documents. The indebtedness evidenced hereby is secured by, inter alia the Construction Loan Agreement executed by Borrower in favor of Lender as of the date hereof (the "Loan Agreement"), the Future Advance Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement on real property (the "Property") located in Gwinnett County, Georgia, from Borrower to Lender dated as of the date hereof, and the other documents or instruments evidencing or securing the Loan (collectively, the "Loan Documents").

         This Note is included in the indebtedness referred to in the Loan Documents and is entitled to the benefits of those documents, but neither this reference to those documents nor any provisions thereof shall affect or impair the absolute and unconditional obligations of the Borrower to pay the principal of and interest on this Note when due.

         5. Events of Default. Upon the occurrence of any one or more of the following events ("Events of Default"):

                  (a) Failure to make any payment of the principal of or interest on this Note when and as the same becomes due and payable and such default is not cured within three (3) days after receipt of written notice thereof; and

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

                  (b) The occurrence of any default or event of default specified in the Loan Documents, or in any other instrument executed in connection with or securing this Note which is not cured within any cure period provided with respect thereto (if any), then, or at any time thereafter during the continuance of any such event, the holder may, with or without notice to the Borrower, declare this Note and indebtedness evidenced hereby to be forthwith due and payable, whereupon this Note and the indebtedness evidenced hereby shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the Loan Documents or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding.

         6. Waivers. Borrower hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agrees that the holder hereof may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Georgia, or any other state.

         7. Late Fee. Any scheduled payment of principal and or interest which is not paid within ten (10) days from the date due will be subject to a late charge of five percent (5%) of such scheduled payment.

         8. Attorneys' Fees. Borrower agrees to pay reasonable attorneys' fees and costs actually incurred by the holder hereof in collecting to collect this Note, whether by suit or otherwise. Whenever reference is made to the payment of "reasonable attorney's fees" or words of similar import in this Note the same shall mean and refer to the payment of actual attorney's fees incurred based upon the attorney's normal hourly rate and the number of hours worked, and not the statutory attorney's fees defined in O.C.G.A. ss. 13-1-11.

         9. Miscellaneous. As used herein, the terms "Borrower", "Lender" and "holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Note is given under the seal of all parties hereto, and it is intended that this Note is and shall constitute and have the effect of a sealed instrument according to law. This Note has been negotiated, and is being executed and delivered in the State of Georgia, or if executed elsewhere, shall become effective upon the Lender's receipt and acceptance of the executed original of this Note in the State of Georgia; provided, however, that the Lender shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Note to become a binding obligation of Borrower. Borrower hereby submits to jurisdiction in the State of Georgia. This Note shall be governed by and be construed in accordance with the laws of the State of Georgia. It is intended, and the Borrower and the holder hereof specifically agree, that the laws of the State of Georgia governing interest shall apply to this Note and to this transaction. This Note may not be modified except by written agreement signed by the Borrower and the holder hereof, or by their respective successors or assigns. Time is of the essence of this Note.



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

         10. Avoidance Of Usury. If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligations shall be fulfilled to the limit of such validity. In determining whether or not the rate of interest hereunder exceeds the highest lawful rate, Maker and Holder agree and intend that all sums paid hereunder which are deemed interest for the purposes of determining usury, shall be prorated, allocated or spread in equal parts over the longest period of time permitted under the applicable laws of the State of Georgia.


         IN WITNESS WHEREOF, Borrower has caused this Note to be executed, sealed and delivered as of the date first set forth above.

                          ROBERTS PROPERTIES RESIDENTIAL, L.P.,
                          a Georgia limited partnership

                          By:      ROBERTS REALTY INVESTORS, INC.,
                                   a  Georgia corporation, its
                                   general partner


                                   By:   /s/ Charles R. Elliott
                                         ---------------------------------------
                                   Title:  Chief Financial Officer

                                            [CORPORATE SEAL]







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